Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hudson Highland Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-119563) and Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006 and 333-126915) of Hudson Highland Group, Inc. of our reports dated March 6, 2008, except for Note 3 as to which the date is March 3, 2009, relating to the consolidated financial statements and the consolidated financial statement schedule contained in this Form 10-K.

/s/ BDO Seidman, LLP
New York, New York March 3, 2009